Exhibit 99.1

                                   NEWS RELEASE
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NEWS FOR RELEASE: 2/10/97-9:00 A.M. EST      CONTACT:  Lee A. Brown
                                             Ramtron International Corporation
                                             719/481-7213

                                             J.P. Rossomme
                                             SGS-Thomson Microelectronics
                                             617/259-2534


                      SGS-THOMSON AND RAMTRON TO COLLABORATE
      IN FRAM (registered trademark) MEMORY DEVELOPMENT AND MANUFACTURING

February 10, 1997 - Ramtron International Corporation (Nasdaq:RMTR), the world leader in ferroelectric random access memories, and SGS-THOMSON Microelectronics (NYSE:STM) announced today that they have signed a memorandum of understanding that outlines a broad, multi-year technology, development and manufacturing program.

"FRAM memory technology holds particular promise in very low power applications and embedded memory products," said Ennio Filauro, SGS-THOMSON Corporate Vice President and General Manager of the Memory Group. "SGS-Thomson's leadership in nonvolatile memories combined with Ramtron's leading edge in ferroelectric technology will pave the way toward a new and optimal nonvolatile memory solution."

"We are pleased to be working with a world leading semiconductor manufacturer," said Ramtron chairman and CEO, L. David Sikes. "SGS-Thomson's core competency in nonvolatile memories provides an outstanding opportunity for our companies to develop advanced nonvolatile memories that leverage the benefits of our emerging FRAM memory technology."

Under the first phase of the collaboration, Ramtron will process SGS-Thomson base silicon wafers using proprietary ferroelectric technology to create CMOS 64-Kilobit (Kb) nonvolatile FRAM memory devices. Upon successful completion of integrating Ramtron's technology with SGS-Thomson's manufacturing capability, both parties intend to proceed with the second phase of the program which includes certain manufacturing and licensing initiatives. Phase three of the agreement anticipates an expansion of the license between Ramtron and SGS-Thomson.

Ferroelectric memories combine the high speed of DRAM (Dynamic Random Access Memory) with the nonvolatility of ROM (Read Only Memory) and the flexibility of EEPROM to electrically alter the memory contents - features that at present are not available in any single semiconductor memory device. FRAM products are targeted for use in many current applications as well as a range of new applications such as communication products, palmtop computers, and other rapidly growing portable-application areas, including smart cards.
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SGS-Thomson Microelectronics is a global independent semiconductor supplier listed on the New York Stock Exchange (NYSE:STM) and on the Bourse de Paris. It designs, develops, manufactures, and markets a broad range of semiconductor integrated circuits (ICs) and discrete devices used in a wide array of microelectronic applications, including telecommunications systems, consumer products, automotive products and industrial automation and control systems. SGS-THOMSON is a recognized broad range designer, manufacturer and supplier of semiconductors and has developed a leading experience in various fields, particularly in the manufacture and sale of memory devices.

Ramtron is the leading developer of ferroelectric random access memories (FRAM (registered trademark)) products - new high-performance nonvolatile memories that merge the benefits of many mainstream memory technologies into a single device. The company also develops and markets ultra-high performance EDRAM memory products through its wholly owned subsidiary, Enhanced Memory Systems, Inc. Ramtron holds 91 international and U.S. patents covering its proprietary technologies and products, and has more than 93 additional patent applications filed.

For more information about Ramtron and its products, contact: Communications Department, Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado, USA, 80921. Telephone is 800-545-FRAM (3726); FAX is 719-481-9294; E-mail address is info@ramtron.com. Homepage is http://www.csn.net/ramtron.

For more information about SGS-THOMSON and its products, contact: J.P. Rossomme, Manager of Communications. Telephone is 617-259-2534.

"FRAM" is a registered trademark of Ramtron International Corporation.